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[LETTERHEAD]




April 23, 1997




B. Curtis Westen, Esq.
225 North Main Street
Pueblo, CO 81003

Dear Curt:

Reference is made to your Severance Payment Agreement (the "Agreement") dated April 25, 1994 with Health Systems International, Inc. (now Foundation Health Systems, Inc. ("FHS")) and QualMed, Inc. (collectively, the "Companies"). Defined terms used but not defined herein shall have the meanings set forth in the Agreement.

As requested, the purpose of this letter agreement is to extend the expiration of the Covered Period under the Agreement from April 25, 1994 until December 31, 1997. It is anticipated that the new FHS Compensation and Stock Option Committee will determine the ongoing roles and responsibilities of senior executives of the Companies such as yourself during the next few months. This extension of the Covered Period is being provided to you to help facilitate this process.

In addition, this letter agreement is intended to amend the severance allowance that may become payable to you under the Agreement in order that such payment in no event shall be less than the Companies' policy for similarly situated executives.

Please note that this extension will in no way effect any rights you may or may not have under the Agreement, and by accepting the extension you will not be deemed to waive any rights you may currently have under the Agreement.

This letter agreement is meant to be an amendment to the Agreement as provided by Section 7.3 of the Agreement, and will be effective upon your counter-execution below and approval by the FHS Compensation and Stock Option Committee (which approval is anticipated to be received at such committee's April 22, 1997 meeting).

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B. Curtis Westen, Esq.
April 23, 1997
Page 2




Please do not hesitate to contact me with any questions you may have.

                                       Very truly yours,

                                       FOUNDATION HEALTH SYSTEMS, INC.

                                       /s/ Jay M. Gellert

                                       Jay M. Gellert
                                       Executive Vice President and
                                       Chief Operating Officer

ACCEPTED AND AGREED TO BY:

/s/ B. Curtis Westen
---------------------------------
B. Curtis Westen, Esq.


cc:  Malik M. Hasan, M.D.